UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): June 29, 2005
                                                          -------------

                            Old Line Bancshares, Inc.
             (Exact Name of Registrant as Specified in its Charter)


          Maryland                    000-50345                20-0154352
          --------                    ---------            -------------------
 (State of Incorporation)    (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

            2995 Crain Highway
            Waldorf, Maryland                                    20601
   ---------------------------------------                    ---------
   (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's Telephone Number, Including Area Code: 301-645-0333
                                                            ------------

                                       N/A
               ---------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ____ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

     ____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

     ____ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.01 Entry into a Material Definitive Agreement(s)

On June 24, 2005, Old Line Bancshares, Inc.'s (the "Registrant") Board of Directors approved an Incentive Plan Model and a Stock Option Model for calendar year 2005 for its executive officers (currently James W. Cornelsen (CEO), Joseph
W. Burnett (Senior Vice President) and Christine M. Rush (CFO)). The Incentive Plan Model and the Stock Option Model provide mechanisms under which the Compensation Committee of the Registrant may in its discretion authorize cash and equity compensation bonuses to the executive officers as follows:




Incentive Plan Model
--------------------

                           Performance Measure                Weight            CEO         Other Executives
                           Target Incentive                                     25.00%           15.00%

                           Return on Assets                   40%
Threshold                          0.64%                                         5.00%            3.00%
Target                             0.80%                                        10.00%            6.00%
Stretch                            0.96%                                        15.00%            9.00%

                           Return on Equity                   35%
Threshold                          5.97%                                         4.38%            2.63%
Target                             7.46%                                         8.75%            5.25%
Stretch                            8.95%                                        13.13%            7.88%

                           Earnings Per Share (EPS)           25%
Threshold                         $0.39                                          3.13%            1.88%
Target                            $0.49                                          6.25%            3.75%
Stretch                           $0.59                                          9.38%            5.63%

                           Threshold                                            12.50%            7.50%
                           Target                                               25.00%           15.00%
                           Stretch                                              37.50%           22.50%



The Threshold is the minimum level at which the Compensation Committee expects to consider bonus awards. The Target is the level that the Compensation Committee expects management will achieve and the Stretch is the maximum level the Compensation Committee anticipates it will pay bonuses.

Stock Option Model
------------------

Threshold- Options with a value equal on the date of grant to 10% (for CEO) and 5% (for other executive officers) of base salary based on Black-Scholes pricing model.

Target- Options with a value equal on the date of grant to 20% (for CEO) and 10% (for other executive officers) of base salary based on Black-Scholes pricing model.

Stretch- Options with a value equal on the date of grant to 30% (for CEO) and 20% (for other executive officers) of base salary based on Black-Scholes pricing model.

The models provide the Compensation Committee with guidelines for determining discretionary bonuses. The cash bonus under the Incentive Plan Model is determined by multiplying the named executive's base salary by the aggregate percentage factor calculated based on the performance criteria described above. The Compensation Committee designed the incentive structure to reward achievement on these above metrics, and to discourage the achievement of one metric at the expense of the others. The Board of Directors and the Compensation Committee of the Board of Directors may adjust, modify or terminate the models described above, in full or in part, at any time in their sole discretion.

The Board of Directors also authorized the Old Line Bank, a wholly-owned subsidiary of the Registrant, to apply for a Bank Owned Life Insurance policy (the "BOLI") on the life of the executive officers and Self Employment Retirement Plans for benefit of the executive officers. The Board of Directors approved the face amount of the BOLI at $7,823,000 with a premium cost of $3,250,000 and payments upon death of the executive officer(s) distributed evenly between Old Line Bank and the executive officer's designated beneficiary. On June 30, 2005, the Registrant will remit payment for the BOLI as authorized by the Board of Directors and within 60 days will submit applications for the BOLI and enter into the Self Employment Retirement Plans.



                                                OLD LINE BANCSHARES, INC.


June 29, 2005                                   By:  /s/ James W. Cornelsen
                                                     ----------------------
                                                     James W. Cornelsen,
                                                     President